UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the securities exchange act of 1934

Date of Report (Date of earliest event reported): May 20, 2022

BRISTOW GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35701	72-1455213
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3151 Briarpark Dr., Suite 700

Houston, Texas 77042

(Address of principal executive offices, including zip code)

(713) 267-7600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	VTOL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                        Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Amendment and Restatement of ABL

On May 20, 2022, Bristow Group Inc. (the “Company”) entered into a Deed of Amendment and Restatement, and Confirmation (the “ABL Amendment”) relating to the ABL Facilities Agreement dated April 17, 2018 (as amended by the Amendment and Restatement, Confirmation and Waiver Agreement, dated as of October 31, 2019, as further amended by the Deed of Amendment and Restatement, Accession, Transfer, Resignation and Confirmation Agreement, dated as of August 18, 2020, the Deed of Amendment, Adoption and Confirmation, dated December 31, 2020, the Deed of Amendment and Confirmation, dated April 21, 2021 and the Deed of Amendment and Confirmation, dated September 26, 2021, and as otherwise previously amended, the “ABL” and as amended by the ABL Amendment, the “Amended ABL”), by and among the Company, as parent and a guarantor, Bristow Norway AS, Bristow Helicopters Limited, Bristow U.S. LLC and Era Helicopters, LLC, as borrowers and guarantors, the financial institutions from time to time party thereto as lenders and Barclays Bank PLC, in its capacity as agent and security trustee. The ABL Amendment amends the ABL in order to, among other things, (i) extend the maturity to 2027, subject to certain early maturity triggers related to maturity of other material debt or a change of control of the Company; (ii) provide for replacement of LIBOR (x) for certain loans denominated in British pound sterling with SONIA, (y) for certain loans denominated in euro with EURIBOR and (z) for certain loans denominated in U.S. dollars with Term SOFR; and (iii) include the ability of the Company to adopt one or more environmental, social and governance-related pricing adjustments based on specified metrics and performance targets at a date after closing of the ABL Amendment, subject to certain conditions. The Amended ABL provides for commitments in an aggregate amount of $85.0 million. The Company has the ability under the Amended ABL to increase the total commitments by up to $35.0 million, which would result in an aggregate amount of $120.0 million, subject to the terms and conditions therein.

The foregoing description of the ABL Amendment does not purport to be complete and is qualified in its entirety by reference to the ABL Amendment, a copy of which is attached here as Exhibit 10.1 and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description

10.1*	Deed of Amendment and Restatement, and Confirmation, dated May 20, 2022, made between, amongst others, the Company, as parent, Bristow Helicopters Limited, Bristow Norway AS, Bristow U.S. LLC and Era Helicopters, LLC, as borrowers, guarantors and security providers, and Barclays Bank PLC, as agent and security agent.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

*

Schedules and/or Exhibits have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.
Date: May 24, 2022

	By:	/s/ Crystal L. Gordon
Crystal L. Gordon
Senior Vice President, General Counsel, Head of Government Affairs, and Corporate Secretary